Exhibit 99.2

Alussa Energy Acquisition Corp. Announces Closing of Upsized $250 Million Initial Public Offering

New York, New York– November 29, 2019 – Alussa Energy Acquisition Corp. (NYSE: ALUS.U) (the “Company”) announced today that it closed its upsized initial public offering of 25,000,000 units. The offering was priced at $10.00 per unit, resulting in gross proceeds of $250,000,000.

The Company’s units are listed on the New York Stock Exchange (“NYSE”) and commenced trading under the ticker symbol “ALUS.U” on November 26, 2019. Each unit consists of one of the Company’s Class A ordinary shares and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants will trade and are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be traded on NYSE under the symbols “ALUS” and “ALUS.WS,” respectively.

The Company has granted BTIG, LLC a 45-day option to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any.

BTIG, LLC acted as the sole book running manager for the offering and I-Bankers Securities, Inc. acted as co-manager for the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $250,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of November 29, 2019 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Ellenoff Grossman & Schole LLP acted as counsel to the Company and Kirkland & Ellis LLP acted as counsel to the underwriters.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from BTIG, LLC at 65 East 55th Street, New York, NY 10022, or by email at equitycapitalmarkets@btig.com.

A registration statement relating to the securities became effective on November 25, 2019 in accordance with Section 8(a) of the Securities Act of 1933, as amended. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Alussa Energy Acquisition Corp.

The Company is a newly organized blank check company incorporated in the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or sector, the Company intends to focus on businesses in the production, operation and development of crude oil and natural gas wells and related infrastructure. The Company has not selected any business combination target and it has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any business combination target.

Contact

Daniel Barcelo

Chief Executive Officer

+1 345 949 4900